Exhibit 10.2

ALLOGENE THERAPEUTICS, INC.

AMENDED AND RESTATED

2018 EQUITY INCENTIVE PLAN

1.    GENERAL.

(a)    Purpose. This Allogene Therapeutics, Inc. Amended and Restated 2018 Equity Incentive Plan (the “Plan”) is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of Allogene Therapeutics, Inc. (the “Company”) and any Affiliate, and provide a means by which eligible recipients may benefit from the Company’s future performance through the grant of Awards covering Common Stock. Capitalized terms not defined in the text of the Plan are defined in Section 15.

(b)    Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c)    Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, and (vi) Other Stock-Based Awards.

2.    ADMINISTRATION.

(a)    Administration of the Plan. The Plan will be administered by the Company’s Board of Directors (the “Board”), or at the discretion of the Board, by a committee of one or more Directors to whom authority has been delegated by the Board in accordance with applicable law (a “Committee”). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(b)    Powers of the Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to an Award.

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

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(iii)    To settle all controversies regarding the Plan and Awards granted under it.

(iv)    To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v)    To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi)    To amend the Plan in any respect the Board deems necessary or advisable, subject to the limitations, if any, of applicable law, and to submit any amendment to the Plan for stockholder approval to the extent deemed necessary or desirable.

(vii)    To amend the terms of any one or more Awards, including to modify the vesting terms, subject to consent of the Participant if such amendment would materially impair such Participant’s rights. A Participant’s rights will not be deemed to be materially impaired by any amendment solely because the change impairs the qualified status of an Option as an Incentive Stock Option under Section 422 of the Code. In addition, the Board may unilaterally amend an Award (regardless of whether it impairs a Participant’s rights) in order to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or to comply with other applicable laws.

(viii)    To adopt such procedures and sub-plans as are necessary or appropriate to facilitate participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(ix)    To effect, with the consent of any materially adversely affected Participant, the reduction of the exercise, purchase or strike price of any outstanding Award, or any other action that is treated as a repricing under generally accepted accounting principles.

(x)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(c)    Limited Delegation of Grantmaking Authority to an Officer. The Board may delegate to one or more Officers the authority to designate Employees who are not Officers to be recipients of Awards and, to the extent permitted by applicable law, the terms of such Awards, and determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 15(q) below.

(d)    Stock Plan Administrator. The Board may appoint one or more Officers to act as the Board’s designee to administer the day-to-day operations of the Plan, and to make ministerial decisions regarding the Plan and Awards as expressly provided for in the Plan or any Award Agreement (the “Stock Plan Administrator”). Without limiting the foregoing, the Stock Plan Administrator will have the power

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to: (i) determine whether Continuous Service will be considered interrupted, or whether vesting of Awards will be tolled, during an approved leave of absence or in connection with transfers between the Company, an Affiliate, or their successors; (ii) approve specific methods of payment for the exercise price of an Option at the time of exercise; (iii) approve amendments to forms of Award Agreements previously adopted by the Board to facilitate participation in the Plan by foreign nationals or comply with applicable law; (iv) impose a black-out period during which time Option exercises are prohibited (up to a maximum of thirty days) in connection with any pending Capitalization Adjustment, third party valuation of the Shares, or Corporate Transaction; and (v) approve extensions of the post-termination exercise period of an Option in connection with the termination of a Participant’s Continuous Service (but not beyond the original term of the Option).

(e)    Corporate Action Constituting Grant of Awards. The grant date of an Award will be the date on which the Board adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award (e.g., exercise price, vesting schedule, and number of shares); provided, that if a later effective grant date is set forth in such resolution, then such date as is set forth in such resolution will be the grant date.

(f)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.    SHARES SUBJECT TO THE PLAN.

(a)    Share Reserve.

(i)    Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards from and after the Effective Date will not exceed 2,325,553 shares (the “Share Reserve”).

(ii)    For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Awards except as provided in Section 7(a).

(b)    Reversion of Shares to the Share Reserve. If an Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to an Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on an Award or as consideration for the exercise or purchase price of an Award will again become available for issuance under the Plan.

(c)    Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be a number of shares of Common Stock equal to three (3) multiplied by the Share Reserve, as may be increased from time to time.

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(d)    Source of Shares; Use of Proceeds. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company. Proceeds from the sale of Shares pursuant to Awards will constitute general funds of the Company.

4.    ELIGIBILITY.

(a)    Eligibility for Specific Awards. Awards may be granted to Employees, Directors and Consultants, except that Incentive Stock Options may only be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code).

(b)    Consultants. A Consultant will not be eligible for the grant of an Award if, at the time of grant, either the offer or sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

5.    PROVISIONS RELATING TO OPTIONS.

An “Option” means any option to purchase shares of stock. Each Option will be subject to the conditions set forth in this Section 5, and such other conditions not inconsistent with the Plan as may reflected in the applicable Award Agreement.

(a)    Designation of ISO or NSO Status. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option.

(b)    Term. Subject to the provisions of Section 5(f) regarding Ten Percent Stockholders, no Option will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(c)    Exercise Price. Subject to the provisions of Section 5(f) regarding Ten Percent Stockholders, the exercise price of each Option will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Award is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than 100% of the Fair Market Value of the Common Stock if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

(d)    Option Exercise and Payment of Exercise Price. To exercise any outstanding Option, the Participant must provide notice of exercise to the Stock Plan Administrator in compliance with the provisions of the Award Agreement evidencing such Option. The purchase price of Common Stock acquired pursuant to the exercise of an Option will be paid, to the extent permitted by applicable law, by any combination of the methods of payment set forth below. The Board has the authority to grant Options

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that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i)    by cash, check, bank draft or money order payable to the Company;

(ii)    provided that at the time of exercise the Common Stock is publicly traded and the Company has established procedures for cashless exercise, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired;

(iv)    provided that at the time of exercise the Company has established procedures for accepting such payment via a “net exercise,” if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price;

(v)    according to a deferred payment or similar arrangement with the Participant; provided, however, that interest will compound at least annually and will be charged at the minimum rate of interest necessary to avoid (A) the imputation of interest income to the Company and compensation income to the Participant under any applicable provisions of the Code, and (B) the classification of the Option as a liability for financial accounting purposes; or

(vi)    in any other form of legal consideration that may be acceptable to the Board.

(e)    Incentive Stock Option $100,000 Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Award Agreement(s).

(f)    Incentive Stock Options granted to Ten Percent Stockholders. A Ten Percent Stockholder may only be granted an Incentive Stock Option if the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant. If a purported grant of an Incentive Stock Option to a Ten Percent Stockholder does not meet these requirements, the grant will be a Nonstatutory Stock Option.

(g)    Restrictions on Transfer. An Incentive Stock Option will not be transferable except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant. A Nonstatutory Stock Option may, in the sole discretion of the Board, be transferable upon written approval by the Board and in a manner that is not prohibited by applicable tax and securities laws; provided that the Participant and the transferee enter into a transfer agreement in a form required by the Company. Except as explicitly provided in the Plan, an Option may not be transferred for consideration.

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(h)    Exercise Restrictions; Early Exercise. The Board may impose such restrictions on or conditions to the exercisability of Options and Stock Appreciation Rights as it, in its sole discretion, deems appropriate. The exercisability provisions of individual Options or Stock Appreciation Rights may vary. Except as otherwise provided in the Award Agreement or an individual agreement with the Participant, vesting will cease upon termination of the Participant’s Continuous Service. An Option may include an “early exercise” provision whereby the Participant may exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option, and where any unvested shares of Common Stock so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

(i)    Termination of Continuous Service. If a Participant’s Continuous Service terminates, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise the vested portion of such Award as of the date of termination of Continuous Service) but only within such period of time following the termination of the Participant’s Continuous Service as set forth in the Award Agreement. Unless otherwise provided in the Award Agreement, the Option will be exercisable for a period of three (3) months following a termination of a Participant’s Continuous Service by the Company without Cause or by the Participant for any reason; provided, however that such post-termination exercise period will instead be for the twelve (12) month period following a termination due to Disability, and an eighteen (18) month period following a termination due to the Participant’s death. Additionally, if the Participant’s death occurs within the applicable post-termination of Continuous Service period during which the Option was exercisable, the Option will be exercisable for an eighteen (18) month period following the Participant’s death. If, after termination of Continuous Service, the Participant does not exercise his or her Option prior to the applicable deadline the Option will terminate.

(j)    Automatic Extension of Termination Date. If the exercise of an Option following the termination of the Participant’s Continuous Service for any reason other than for Cause would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the immediate sale of any Common Stock received upon exercise of an Option within the applicable post-termination exercise period following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option will not terminate prior to (i) the expiration of a period of months equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the permitted term of the Option as set forth in the applicable Award Agreement as determined without giving effect to any termination of Continuous Service.

(k)    Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

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(l)    Non-Exempt Employees. If an Option is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and Stock Appreciation Rights may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6.    PROVISIONS RELATING TO RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS.

(a)    Restricted Stock Awards. A “Restricted Stock Award” is an award of actual shares of Common Stock that is subject to certain specified restrictions that lapse over the applicable vesting schedule. Each Restricted Stock Award will be subject to the conditions set forth in this Section 6(a), and such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(i)    Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past or future services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Book Entry. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board.

(iii)    Dividends. An Award Agreement evidencing a Restricted Stock Award may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)    Restricted Stock Unit Awards. A “Restricted Stock Unit Award” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions. Each Restricted Stock Unit Award will be subject to the conditions set forth in this Section 6(b), and such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(i)    Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under

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applicable law. Unless otherwise determined by the Board at the time of grant, each Restricted Stock Unit Award will be granted in consideration of the Participant’s services to the Company so that a Participant will not be required to make any payment to the Company (other than services to the Company) with respect to receipt of the Award, the vesting of the Award or the delivery of the Common Stock to be issued in settlement of the Award.

(ii)    Settlement. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Award Agreement.

(iii)    Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award, subject to compliance with Section 409A of the Code (if applicable).

(iv)    Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate.

(v)    Unsecured Obligation. A Restricted Stock Unit Award is an unfunded obligation, and as a holder of a vested Restricted Stock Unit Award, a Participant will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to the terms of the applicable Award Agreement. A Participant will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant a Restricted Stock Unit Award unless and until such shares are actually issued. Nothing contained in the Plan or any Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or any other person.

7.    OTHER STOCK-BASED AWARDS. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., stock appreciation rights, options with an exercise price less than 100% of the Fair Market Value of the Common Stock at the time of grant) (an “Other Stock-Based Award”) may be granted either alone or in addition to other types of Awards provided for under the Plan. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock-Based Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock-Based Awards and all other terms and conditions of such Other Stock-Based Awards.

8.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

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(b)    Dissolution. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service. Conversion of the Company into a limited liability company (or any other pass-through entity) will not be considered a dissolution or liquidation for purposes of the Plan.

(c)    Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction (including a transaction that also constitutes a Change in Control) unless otherwise provided in a Participant’s Award Agreement or any other written agreement between the Company or any Affiliate and the Participant, or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Corporate Transaction:

(i)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar stock award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)    accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv)    arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v)    cancel or arrange for the cancellation of the Award, to the extent not vested prior to the effective time of the Corporate Transaction, in exchange for no consideration ($0) or such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)    cancel or arrange for the cancellation of the Award, to the extent not exercised prior to the effective time of the transaction, in exchange for a payment, in such form as may be determined by the Board, equal to the excess, if any, of (A) the per share amount (or value of property per share) payable to holders of Common Stock in connection with the Corporate Transaction, over (B) the per share exercise price under the applicable Award, multiplied by the number of vested shares subject to the Award. For clarity, this payment may be $0 if the amount per share (or value of property per share) payable to the holders of the Common Stock as of the closing of the Corporate Transaction is equal to or less than the per

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share exercise price of the Award. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Corporate Transaction may apply to such payment to the holder of the Award to the same extent and in the same manner as such provisions apply to the holders of Common Stock.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award.

(d)    Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

9.    SECURITIES LAW COMPLIANCE.

(a)    General. This Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 of the Securities Act; however, Awards may be granted under this Plan that do not qualify for exemption under Rule 701. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(b)    Representations; Legends. The Board or the Stock Plan Administrator may, as a condition to the grant of any Award or the exercise of any Option under the Plan, require a Participant to (i) represent in writing that the shares received in connection with such Award are being acquired for investment and not with a view to distribution and (ii) make such other representations and warranties as are deemed appropriate by counsel to the Company. Each certificate representing shares acquired under the Plan will bear one or more legends in such form as the Company deems appropriate.

10.    TAX MATTERS.

(a)    Withholding Obligation. Each Participant shall, no later than the date as of which the value of an Award or of any shares or other amounts received thereunder first becomes includable in the gross income of the Participant, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, amounts sufficient to satisfy applicable U.S. federal, state, local and international income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan (the “Tax-Related Items”) and legally applicable to the Participant, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Unless otherwise determined by the Board, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld. The Company’s obligation to deliver stock certificates (or evidence of book entry) to any Participant is subject to and conditioned on any such tax withholding obligations being satisfied by the Participant.

(b)    Withholding Authorization. Unless otherwise provided in the Participant’s Award Agreement, the Board or the Stock Plan Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time and subject to limitations of applicable law, may require or permit a

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Participant to satisfy any applicable withholding obligations for Tax-Related Items, in whole or in part by (without limitation): (i) requiring the Participant to make a cash payment, (ii) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company or any Affiliate; (iii) withholding from the Shares otherwise issuable a number of Shares having an aggregate Fair Market Value equal to all or a portion of the Tax-Related Items to be withheld, (iv) permitting the Participant to deliver to the Company already-owned shares having an aggregate Fair Market Value equal to the Tax-Related Items to be withheld or (v) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items up to (but not in excess of) the maximum permissible statutory tax rate for the applicable tax jurisdiction. Whenever payments in satisfaction of Awards under this Plan are made in cash, such payment will be net of applicable withholding requirements for Tax-Related Items.

(c)    Section 409A Compliance. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. A Corporate Transaction or Change in Control must also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, within the meaning of Section 409A of the Code, and the determination of whether there has been a termination of Continuous Service will be made in a manner that is consistent with the definition of “separation from service”, if required to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A of the Code. Unless an Award Agreement specifically provides otherwise, if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a separation from service will be issued or paid before the date that is six months following the date of such Participant’s separation from service or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(d)    No Liability for Taxes. The Company has no duty or obligation to minimize the tax consequences of an Award to a Participant, and neither the Company nor any of its Officers, Directors, Employees or Affiliates will be liable to a Participant or any other person for any adverse tax consequences in connection with an Award.

11.    GENERAL PROVISIONS.

(a)    Vesting. The Board may impose such restrictions on or conditions to the vesting of the Shares subject to Awards as it deems appropriate. The vesting provisions of individual Awards may vary. Except as otherwise provided in the Award Agreement or an individual agreement with the Participant, vesting under an Award will cease immediately upon termination of the Participant’s Continuous Service, and the Participant will have no further right, title or interest in such unvested portion of an Award.

(b)    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

11.

(c)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)    No Employment or Other Service Rights. The adoption of the Plan and the grant of Awards do not confer upon any Participant any right to continued employment or service with the Company or any Affiliate.

(e)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)    Execution of Additional Documents; Repurchase Rights. The Company may require a Participant to execute any additional documents or instruments necessary or desirable, as determined in the sole discretion of the Board or the Stock Plan Administrator, to carry out the purposes or intent of the Award, including any stockholders’ agreement providing for restrictions on the transferability of Shares acquired under the Plan (such as a right of first refusal, call rights or drag-along rights of the Company and certain of its investors). The Company will also have any repurchase rights set forth in the Company’s bylaws or any Award Agreement. The Company will not be required to exercise any repurchase right provided in the bylaws, the Plan, any Award Agreement, or other agreement between the Company and a Participant until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Award as a liability for financial accounting purposes) have elapsed following delivery of Shares.

(g)    Electronic Delivery and Participation. Any reference in the Plan or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Stock Plan Administrator.

12.    PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan will automatically terminate on the day before the tenth (10th) anniversary of the earlier of the date the Plan is adopted by the Board or approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

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13.    EFFECTIVE DATE OF PLAN.

The Plan will become effective on the date this Plan is adopted by the Board (the “Effective Date”).

14.    CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

15.    DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)    “Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, or any Other Stock-Based Award.

(c)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(e)    “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or an Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or an Affiliate or of any statutory duty owed to the Company or an Affiliate; (iv) such Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or an Affiliate; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

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(f)    “Change in Control” means a Corporate Transaction that also qualifies as a “Deemed Liquidation Event” as defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time, and does not otherwise constitute any of the following (as determined by the Board): (i) a Capitalization Adjustment, (ii) a public offering of the Company’s securities, (iii) a transaction the primary purpose of which is to raise capital for the Company, (iv) a transaction effected exclusively for the purpose of changing the domicile or corporate form of the Company, or (v) a merger, consolidation or similar transaction involving (directly or indirectly) the Company in which the stockholders of the Company immediately prior to such transaction continue to hold (directly or indirectly), at least a majority of the combined outstanding voting power of the Company or the surviving entity in such transaction (as applicable) immediately following such transaction. The definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in any individual written agreement, the foregoing definition will apply.

(g)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h)    “Common Stock” means the common stock of the Company.

(i)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.

(k)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

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(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l)    “Director” means a member of the Board.

(m)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(n)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(o)    “Entity” means a corporation, partnership, limited liability company or other entity.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(q)    “Fair Market Value” means, as of any date, the value of the Common Stock determined by the Board in compliance with Section 409A of the Code or, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

(r)    “Incentive Stock Option” or “ISO” means an Option that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(s)    “Nonstatutory Stock Option” or “NSO” means any Option granted pursuant to the Plan that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option. Nonstatutory Stock Options are also sometimes referred to as “Nonqualified Options” or “NQSOs.”

(t)    “Officer” means any person designated by the Company as an officer.

(u)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(v)    “Securities Act” means the Securities Act of 1933, as amended.

(w)    “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

* * * * * * *

15.

Plan History:

Date adopted by the Board of Directors:	June 25, 2018

Date approved by the Stockholders:	July 17, 2018

Date amended by the Board of Directors	July 31, 2018

Date approved by the Stockholders	August 10, 2018

16.

ALLOGENE THERAPEUTICS, INC.

STOCK OPTION GRANT NOTICE

(AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN)

ALLOGENE THERAPEUTICS, INC. (the “Company”), pursuant to its Amended and Restated 2018 Equity Incentive Plan (the “Plan”), hereby grants to Participant an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice, the Option Terms and Conditions, and the Plan, all of which are attached hereto and incorporated herein in their entirety. This Stock Option Grant Notice and the Option Terms and Conditions are collectively referred to as the “Option Agreement.” Capitalized terms not explicitly defined in this Agreement but defined in the Plan will have the same definitions as in the Plan. If there is any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	☐ Incentive Stock Option[1]	☐ Nonstatutory Stock Option

Exercise Schedule:	☐ Same as Vesting Schedule	☐ Early Exercise Permitted
Vesting Schedule:

[Sample of standard vesting. One-fourth (1/4th) of the shares vest one year after the Vesting Commencement Date; the balance of the shares vest in a series of 36 successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date, subject to Participant’s Continuous Service as of each such date.]

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Agreement and the Plan. Participant acknowledges and agrees that this Option Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this Option Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding this option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of Awards previously granted and delivered to Participant.

This Stock Option Grant Notice and any notices, agreements or other documents related thereto may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of

[1]

If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

ALLOGENE THERAPEUTICS, INC.		PARTICIPANT:

By:
	Signature		Signature

Title:		Email:
Email:		Date:
Date:

ATTACHMENTS: Option	Terms and Conditions

                                 Amended and Restated 2018 Equity Incentive Plan

ATTACHMENT I

OPTION TERMS AND CONDITIONS

ATTACHMENT II

AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

ALLOGENE THERAPEUTICS, INC.

AMENDED AND RESTATED

2018 EQUITY INCENTIVE PLAN

OPTION TERMS AND CONDITIONS

(Incentive Stock Option or Nonstatutory Stock Option)

As reflected by your Stock Option Grant Notice (the “Grant Notice”) and these Option Terms and Conditions (together, this “Option Agreement”), ALLOGENE THERAPEUTICS, INC. (the “Company”) has granted you an option under its Amended and Restated 2018 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”).

The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.    GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, including but not limited to the provisions in the Plan regarding the impact of any Capitalization Adjustment, Dissolution or Corporate Transaction. Your option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement but defined in the Plan will have the same definitions as in the Plan.

2.    VESTING. Your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

3.    EXERCISE.

(a)    General. You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in the form designated by the Company), together with payment of the exercise price and applicable withholding taxes, and such additional documents as the Company may then require (including, without limitation, any stockholders’ agreement between the Company and certain of its stockholders) to the Stock Plan Administrator in accordance with the option exercise procedures established by the Stock Plan Administrator, which may include an electronic submission. Certain terms of the Plan may also restrict or prohibit your ability to exercise your option during certain periods.

(b)    Exercise Prior to Vesting (“Early Exercise”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the unvested portion of your option by completing and delivering an Early Exercise Notice and Stock Purchase Agreement (in the form designated by the Company). A partial exercise of your option will be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock. If your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.

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4.    METHOD OF PAYMENT. You may always pay the Option exercise price in cash or by check, bank draft or money order. At the sole discretion of the Company at the time of exercise, you may be permitted to pay the Option exercise price pursuant to another payment method permitted by the Plan, subject to the restrictions specified in the Plan.

5.    WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

6.    TERM. You may not exercise your option before the Date of Grant or after the expiration of the option’s term. Except as set forth in your Grant Notice, the term of your option expires, subject to the provisions of Section 5 of the Plan, upon the earliest of the following:

(a)    immediately upon the termination of your Continuous Service for Cause;

(b)    three (3) months after the termination of your Continuous Service for any reason other than Cause, Disability or death;

(c)    12 months after the termination of your Continuous Service due to your Disability;

(d)    18 months after your death if you die either during your Continuous Service (or during the periods provided in clauses (b) and (c) above);

(e)    the Expiration Date indicated in your Grant Notice; or

(f)    the day before the 10th anniversary of the Date of Grant.

Notwithstanding the foregoing, your option may also be terminated earlier in connection with a Corporate Transaction, as provided in the Plan.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three months after the date your employment with the Company or an Affiliate terminates.

7.    TRANSFERABILITY. Except as otherwise provided in the Plan, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

8.    MARKET STAND-OFF. By exercising your option you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of 180 days following the effective

2.

date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rules or regulation(the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this section. The underwriters of the Company’s stock are intended third party beneficiaries of this section and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

9.    RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided, however, that if there is no right of first refusal described in the Company’s bylaws at such time, the right of first refusal described below will apply. The Company’s right of first refusal will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system (the “Listing Date”).

(a)    Prior to the Listing Date, you may not validly Transfer (as defined below) any shares of Common Stock acquired upon exercise of your option, or any interest in such shares, unless such Transfer is made in compliance with the following provisions:

(i)    Before there can be a valid Transfer of any shares of Common Stock or any interest therein, the record holder of the shares of Common Stock to be transferred (the “Offered Shares”) will give written notice (by registered or certified mail) to the Company. Such notice will specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee (or, if the proposed Transfer is one in which the holder will not receive cash, such as an involuntary transfer, gift, donation or pledge, the holder will state that no purchase price is being proposed), and the other terms and conditions of the proposed Transfer. The date such notice is mailed will be hereinafter referred to as the “Notice Date” and the record holder of the Offered Shares will be hereinafter referred to as the “Offeror.” If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding Common Stock which is subject to the provisions of your option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares of Common Stock acquired upon exercise of your option will be immediately subject to the Company’s Right of First Refusal (as defined below) with the same force and effect as the shares subject to the Right of First Refusal immediately before such event.

(ii)    For a period of 30 calendar days after the Notice Date, or such longer period as may be required to avoid the classification of your option as a liability for financial accounting purposes, the Company will have the option to purchase all (but not less than all) of the Offered Shares at the purchase price and on the terms set forth in this section (the Company’s “Right of First Refusal”). In the event that the proposed Transfer is one involving no payment of a purchase price, the purchase price will be deemed to be the Fair Market Value of the Offered Shares as determined in good faith by the Board in its discretion. The Company may exercise its Right of First Refusal by mailing (by registered or certified mail) written notice of exercise of its Right of First Refusal to the Offeror prior to the end of said 30 days (including any extension required to avoid classification of the option as a liability for financial accounting purposes).

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(iii)    The price at which the Company may purchase the Offered Shares pursuant to the exercise of its Right of First Refusal will be the cash price offered for the Offered Shares by the proposed transferee, or the Fair Market Value as determined by the Board in the event no purchase price is involved. To the extent consideration other than cash is offered by the proposed transferee, the Company will not be required to pay any additional amounts to the Offeror other than the cash price offered (or the Fair Market Value, if applicable). The Company’s notice of exercise of its Right of First Refusal will be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company will acquire full right, title and interest to all of the Offered Shares.

(iv)    If, and only if, the Right of First Refusal is not exercised, the Transfer proposed in the notice may take place; provided, however, that such Transfer must, in all respects, be exactly as proposed in said notice except that such Transfer may not take place either before the 10th calendar day after the expiration of the 30 day option exercise period or after the ninetieth 90th calendar day after the expiration of the 30 day option exercise period, and if such Transfer has not taken place prior to said 90th day, such Transfer may not take place without once again complying with this section. The timing periods in this section will be adjusted to include any extension required to avoid the classification of your option as a liability for financial accounting purposes.

(b)    As used in this Option Agreement, the term “Transfer” means any sale, encumbrance, pledge, gift or other form of disposition or transfer of shares of Common Stock or any legal or equitable interest therein; provided, however, that the term Transfer does not include a transfer of such shares or interests by will or intestacy to your Immediate Family (as defined below). In such case, the transferee or other recipient will receive and hold the shares of Common Stock so transferred subject to the provisions of this section, and there will be no further transfer of such shares except in accordance with the terms of this Option Agreement. As used herein, the term “Immediate Family” will mean your spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of you or your spouse, or the spouse of any child, adopted child, grandchild or adopted grandchild of you or your spouse.

(c)    None of the shares of Common Stock purchased on exercise of your option will be transferred on the Company’s books nor will the Company recognize any such Transfer of any such shares or any interest therein unless and until all applicable provisions of this section have been complied with in all respects. The certificates of stock evidencing shares of Common Stock purchased on exercise of your option will bear an appropriate legend referring to the transfer restrictions imposed by this section.

(d)    To ensure that the shares subject to the Company’s Right of First Refusal will be available for repurchase by the Company, the Company may require you to deposit the certificates evidencing the shares that you purchase upon exercise of your option with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your option, the Company reserves the right at any time to require you to so deposit the certificates in escrow. As soon as practicable after the expiration of the Company’s Right of First Refusal, the agent will deliver to you the shares and any other property no longer subject to such restriction. In the event the shares and any other property held in escrow are subject to the Company’s exercise of its Right of First Refusal, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within 30 days after payment by the Company for the Offered Shares, the escrow agent will deliver the Offered Shares that the Company has repurchased to the Company and will deliver the payment received from the Company to you.

4.

10.    OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

11.    WITHHOLDING OBLIGATIONS. You may not exercise your option unless the applicable withholding obligations for Tax-Related Items are satisfied. As further provided in the Plan, at the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the withholding obligations, if any, which arise in connection with your option.

12.    TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. Because the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

13.    NOTICES. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

5.

ALLOGENE THERAPEUTICS, INC.

NOTICE OF EXERCISE

(for exercise of vested options only)

Allogene Therapeutics, Inc.

210 East Grand Avenue

South San Francisco, CA 94080

Date of Exercise:

This constitutes notice to ALLOGENE THERAPEUTICS, INC. (the “Company”) under my stock option that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Stock option dated:

Number of Shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$	$

Cash payment delivered herewith:	$	$

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Amended and Restated 2018 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within 15 days after the date of any disposition of any of the Shares issued upon exercise of this option that occurs within two years after the date of grant of this option or within one year after such Shares are issued upon exercise of this option.

I further agree that this Notice of Exercise may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

I hereby make the following certifications and representations with respect to the number of Shares listed above, which are being acquired by me for my own account upon exercise of the option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws. I further acknowledge that I will not be able to resell the Shares for at least 90 days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge and agree that, except for such information as required to be delivered to me by the Company pursuant to the option or the Plan (if any), I will have no right to receive any information from the Company by virtue of the grant of the option or the purchase of shares of Common Stock through exercise of the option, ownership of such shares of Common Stock, or as a result of my being a holder of record of stock of the Company. Without limiting the foregoing, to the fullest extent permitted by law, I hereby waive all inspection rights under Section 220 of the Delaware General Corporation Law and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company or the Company’s capital stock (the “Inspection Rights”). I hereby covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, the Shares may be subject to certain transfer restrictions during the Lock-Up Period as provided in Section 8 of the Option Terms and Conditions. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

Very truly yours,

(Signature)

Name (Please Print)

Address of Record:

Email:

ALLOGENE THERAPEUTICS, INC.

EARLY EXERCISE NOTICE AND STOCK PURCHASE AGREEMENT

(AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN)

THIS AGREEMENT is made by and between ALLOGENE THERAPEUTICS, INC., a Delaware corporation (the “Company”), and the individual designated on the signature page hereto as a Purchaser (“Purchaser”).

Purchaser holds a stock option dated                      to purchase shares of common stock (“Common Stock”) of the Company (the “Option”) pursuant to the Company’s Amended and Restated 2018 Equity Incentive Plan (the “Plan”). Purchaser wishes to take advantage of the early exercise provision of the Option and therefore to enter into this Agreement.

The parties agree as follows:

1.    INCORPORATION OF PLAN AND OPTION BY REFERENCE. This Agreement is subject to all of the terms and conditions as set forth in the Plan and the Option. If there is a conflict between the terms of this Agreement and/or the Option and the terms of the Plan, the terms of the Plan shall control. If there is a conflict between the terms of this Agreement and the terms of the Option, the terms of the Option shall control. Defined terms not explicitly defined in this Agreement but defined in the Plan or the Option shall have the same definitions as provided in the Plan or the Option, as applicable.

2.    PURCHASE AND SALE OF COMMON STOCK.

(a)    Agreement to Purchase and Sell Common Stock. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, shares of the Common Stock of the Company in accordance with the Notice of Exercise duly executed by Purchaser and attached hereto as Exhibit A.

(b)    Closing. The closing hereunder, including payment for and delivery of the Common Stock, shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree; provided, however, that if stockholder approval of the Plan is required before the Option may be exercised, then the Option may not be exercised, and the closing shall be delayed, until such stockholder approval is obtained. If such stockholder approval is not obtained within the time limit specified in the Plan, then this Agreement shall be null and void.

3.    UNVESTED SHARE REPURCHASE OPTION.

(a)    Repurchase Option. In the event Purchaser’s Continuous Service terminates, then the Company shall have an irrevocable option (the “Repurchase Option”) for a period of six months after said termination (or in the case of shares issued upon exercise of the Option after such date of termination, within six months after the date of the exercise), or such longer period as may be agreed to by the Company and Purchaser (the “Repurchase Period”), to repurchase from Purchaser or Purchaser’s personal representative, as the case may be, those shares that Purchaser received pursuant to the exercise of the Option that have not as yet vested as of such termination date in accordance with the Vesting Schedule indicated on Purchaser’s Stock Option Grant Notice (the “Unvested Shares”).

(b)    Share Repurchase Price. The Company may repurchase all or any of the Unvested Shares at the lower of (i) the Fair Market Value of the such shares (as determined under the Plan) on the date of repurchase, or (ii) the price equal to Purchaser’s Exercise Price for such shares as indicated on Purchaser’s Stock Option Grant Notice.

(c)    Exercise of Repurchase Option. The Repurchase Option shall be exercised by written notice signed by such person as designated by the Company, and delivered or mailed as provided herein. Such notice shall identify the number of shares of Common Stock to be purchased and shall notify Purchaser of the time, place and date for settlement of such purchase, which shall be scheduled by the Company within the term of the Repurchase Option set forth above. In addition, the Company shall be deemed to have exercised the Repurchase Option as of the last day of the Repurchase Period, unless an officer of the Company notifies the holder of the Unvested Shares during the Repurchase Period in writing (delivered or mailed as provided herein) that the Company expressly declines to exercise its Repurchase Option for some or all of the Unvested Shares. The Company shall be entitled to pay for any shares of Common Stock purchased pursuant to its Repurchase Option at the Company’s option in cash or by offset against any indebtedness owing to the Company by Purchaser (including without limitation any promissory note given in payment for the Common Stock), or by a combination of both. Upon exercise of the Repurchase Option and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Common Stock being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Common Stock being repurchased by the Company, without further action by Purchaser.

4.    CAPITALIZATION ADJUSTMENTS TO COMMON STOCK. In the event of a Capitalization Adjustment, then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of Common Stock shall be immediately subject to the Repurchase Option and be included in the word “Common Stock” for all purposes of the Repurchase Option with the same force and effect as the shares of the Common Stock presently subject to the Repurchase Option, but only to the extent the Common Stock is, at the time, covered by such Repurchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Common Stock upon exercise of the Repurchase Option shall be appropriately adjusted.

5.    CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, then the Repurchase Option may be assigned by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such Corporate Transaction. To the extent the Repurchase Option remains in effect following such Corporate Transaction, it shall apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the Corporate Transaction, but only to the extent the Common Stock was at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Option to reflect the Corporate Transaction upon the Company’s capital structure; provided, however, that the aggregate price payable upon exercise of the Repurchase Option shall remain the same.

6.    ESCROW OF UNVESTED COMMON STOCK. As security for Purchaser’s faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser’s Common Stock upon exercise of the Repurchase Option herein provided for, Purchaser agrees, at the closing hereunder, to deliver to and deposit with the Secretary of the Company or the Secretary’s designee (“Escrow Agent”), as Escrow Agent in this transaction, three stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit B, together with a certificate or certificates evidencing all of the Common Stock subject to the Repurchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Exhibit C, attached hereto and incorporated by this reference, which instructions also shall be delivered to the Escrow Agent at the closing hereunder.

7.    STOCKHOLDER RIGHTS. Subject to the provisions of the Option, Purchaser shall exercise all rights and privileges of a stockholder of the Company with respect to the shares deposited in escrow. Purchaser shall be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Repurchase Option.

8.    LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock while the Common Stock is subject to the Repurchase Option. After any Common Stock has been released from the Repurchase Option, Purchaser shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws. Furthermore, the Common Stock shall be subject to any right of first refusal in favor of the Company or its assignees or other transfer restrictions that may be contained in the Company’s Bylaws.

9.    RESTRICTIVE LEGENDS. All certificates representing the Common Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a)    “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b)    “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c)    “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN AN AGREEMENT WITH THE COMPANY.”

(d)    “THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO THE EXERCISE OF [AN INCENTIVE STOCK OPTION/ A NONSTATUTORY STOCK OPTION].”

(e)    “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

(f)    Any legend required by appropriate blue sky officials.

10.    INVESTMENT REPRESENTATIONS. In connection with the purchase of the Common Stock, Purchaser represents to the Company the following:

(a)    Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Stock. Purchaser is acquiring the Common Stock for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)    Purchaser understands that the Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c)    Purchaser further acknowledges and understands that the Common Stock must be held indefinitely unless the Common Stock is subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Common Stock. Purchaser understands that the certificate evidencing the Common Stock will be imprinted with a legend that prohibits the transfer of the Common Stock unless the Common Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d)    Purchaser is familiar with the provisions of Rules 144 and 701, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the securities exempt under Rule 701 may be sold by Purchaser 90 days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the market stand-off provision described in Purchaser’s Stock Option Agreement.

(e)    In the event that the sale of the Common Stock does not qualify under Rule 701 at the time of purchase, then the Common Stock may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company, and (ii) the resale occurring following the required holding period under Rule 144 after Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(f)    Purchaser further understands that at the time Purchaser wishes to sell the Common Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144 or 701, and that, in such event, Purchaser would be precluded from selling the Common Stock under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

(g)    Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect his own interests in connection with the purchase of the Common Stock by virtue of the business or financial expertise of Purchaser or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly. Purchaser further warrants and represents that Purchaser’s purchase the Common Stock was not accomplished by the publication of any advertisement.

11.    SECTION 83(b) ELECTION. Purchaser understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount paid for the Common Stock and the fair market value of the Common Stock as of the date any restrictions on the Common Stock lapse. In this context, “restriction” includes the right of the Company to buy back the Common Stock pursuant to the Repurchase Option set forth above. Purchaser understands that Purchaser may elect to be taxed at the time the Common Stock is purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days of the date of purchase, a copy of which is included as Exhibit D. Even if the fair market value of the Common Stock at the time of the execution of this Agreement equals the amount paid for the Common Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Common Stock hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death. Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Common Stock.

12.    REFUSAL TO TRANSFER. The Company shall not be required (a) to transfer on its books any shares of Common Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

13.    INSPECTION RIGHTS. Purchaser further acknowledges and agrees that, except for such information as required to be delivered to Purchaser by the Company pursuant to the Option or the Plan (if any), Purchaser will have no right to receive any information from the Company by virtue of the grant of the Option or the purchase of shares of Common Stock through exercise of the option, ownership of such shares of Common Stock, or as a result of my being a holder of record of stock of the Company. Without limiting the foregoing, to the fullest extent permitted by law, Purchaser hereby waives all inspection rights under Section 220 of the Delaware General Corporation Law and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company or the Company’s capital stock (the “Inspection Rights”). Purchaser hereby covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.

14.    MISCELLANEOUS.

(a)    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by 10 days advance written notice to the other party hereto.

(b)    Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns. The Company may assign the Repurchase Option hereunder at any time or from time to time, in whole or in part.

(c)    Attorneys’ Fees; Specific Performance. Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees. It is the intention of the parties that the Company, upon exercise of the Repurchase Option and payment for the shares repurchased, pursuant to the terms of this Agreement, shall be entitled to receive the Common Stock, in specie, in order to have such Common Stock available for future issuance without dilution of the holdings of other stockholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Common Stock and that the Company shall, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Common Stock.

(d)    Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(e)    Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(f)    Independent Counsel. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement.

(g)    Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(h)    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

The parties hereto have executed this Agreement as of                     .

COMPANY:

ALLOGENE THERAPEUTICS, INC.

By:
Name:
Title:

Email:

PURCHASER:

(Signature)

Name (Please Print)

Email

ATTACHMENTS:

Exhibit A	Notice of Exercise
Exhibit B	Assignment Separate from Certificate
Exhibit C	Joint Escrow Instructions
Exhibit D	Form of 83(b) Election

[SIGNATURE PAGE TO EARLY EXERCISE STOCK PURCHASE AGREEMENT]

EXHIBIT A

NOTICE OF EXERCISE

ALLOGENE THERAPEUTICS, INC.

NOTICE OF EXERCISE

Allogene Therapeutics, Inc.

210 East Grand Avenue

South San Francisco, CA 94080

Date of Exercise:

This constitutes notice to ALLOGENE THERAPEUTICS, INC. (the “Company”) under my stock option that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Stock option dated:

Number of Shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$	$

Cash payment delivered herewith:	$	$

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Amended and Restated 2018 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within 15 days after the date of any disposition of any of the Shares issued upon exercise of this option that occurs within two years after the date of grant of this option or within one year after such Shares are issued upon exercise of this option.

I further agree that this Notice of Exercise may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

I hereby make the following certifications and representations with respect to the number of Shares listed above, which are being acquired by me for my own account upon exercise of the option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws. I further acknowledge that I will not be able to resell the Shares for at least 90 days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge and agree that, except for such information as required to be delivered to me by the Company pursuant to the option or the Plan (if any), I will have no right to receive any information from the Company by virtue of the grant of the option or the purchase of shares of Common Stock through exercise of the option, ownership of such shares of Common Stock, or as a result of my being a holder of record of stock of the Company. Without limiting the foregoing, to the fullest extent permitted by law, I hereby waive all inspection rights under Section 220 of the Delaware General Corporation Law and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company or the Company’s capital stock (the “Inspection Rights”). I hereby covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, the Shares may be subject to certain transfer restrictions during the Lock-Up Period as provided in Section 8 of the Option Terms and Conditions. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

Very truly yours,

(Signature)

Name (Please Print)

Address of Record:

Email:

EXHIBIT B

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ALLOGENE THERAPEUTICS, INC., a Delaware corporation (the “Company”), pursuant to the Repurchase Option under that certain Early Exercise Stock Purchase Agreement, dated [                    ], by and between the undersigned and the Company (the “Agreement”)                      shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No[s]                      and does hereby irrevocably constitute and appoint both the Company’s Secretary and the Company’s attorney, or either of them, to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company’s Repurchase Option under the Agreement.

Dated:
(leave blank)

(Signature)

Name (Please Print)

INSTRUCTION: Please do not fill in any blanks other than the signature line. Do not fill in the date line. The purpose of this Assignment is to enable the Company to exercise its Repurchase Option set forth in the Agreement without requiring additional signatures on the part of Purchaser.

EXHIBIT C

JOINT ESCROW INSTRUCTIONS

            , 20

Secretary

Allogene Therapeutics, Inc.

Ladies and Gentlemen:

As Escrow Agent for both Allogene Therapeutics, Inc., a Delaware corporation (“Company”) and the purchaser listed on the signature page hereto (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Early Exercise Stock Purchase Agreement dated as of                      (“Agreement”), to which a copy of these Joint Escrow Instructions is attached as an Exhibit, in accordance with the following instructions:

1.    In the event Company or an assignee shall elect to exercise the Repurchase Option set forth in the Agreement, the Company or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be acquired and the time for a closing thereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.    At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company.

3.    Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4.    This escrow shall terminate and the shares of stock held hereunder shall be released in full upon the exercise or expiration in full of the Repurchase Option, whichever occurs first.

5.    If at the time of termination of this escrow under Section 4 herein you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that any property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

6.    Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.    You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.    You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.    You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver these Joint Escrow Instructions documents or papers deposited or called for hereunder.

10.    You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.    Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to the Company. In the event of any such termination, the Secretary of the Company shall automatically become the successor Escrow Agent unless the Company shall appoint another successor Escrow Agent, and Purchaser hereby confirms the appointment of such successor as Purchaser’s attorney-in-fact and agent to the full extent of your appointment.

12.    If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

13.    It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written

2.

verification of receipt. All communications shall be sent to the other party hereto at such party’s address set forth below, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

Company:	Allogene Therapeutics, Inc.

Attn: Chief Executive Officer

Purchaser:

Escrow Agent:	Allogene Therapeutics, Inc.

Attn: Secretary

15.    By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16.    You shall be entitled to employ such legal counsel and other experts (including, without limitation, the firm of Cooley LLP) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Company shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

17.    This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to “you” and “your” herein refer to the original Escrow Agents and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

[Remainder of page intentionally left blank]

3.

18.    These Joint Escrow Instructions shall be governed by and interpreted and determined in accordance with the laws of the State of Delaware, as such laws are applied by Delaware courts to contracts made and to be performed entirely in Delaware by residents of that state. The parties hereby expressly consent to the personal jurisdiction of the state and federal courts located in the county in which the Company has its principal offices for any lawsuit arising from or related to this Agreement.

Very truly yours,

COMPANY:

ALLOGENE THERAPEUTICS, INC.

By:
Name:
Title:

PURCHASER:

(Signature)

Name (Please Print)

ESCROW AGENT:

DAVID M. TANEN, SECRETARY

[SIGNATURE PAGE TO JOINT ESCROW INSTRUCTIONS]

EXHIBIT D

83(B) ELECTION FORM AND INSTRUCTIONS FOR FILING

[THIS FORM IS DESIGNED FOR INDIVIDUAL PURCHASERS. CORPORATE OR TRUST PURCHASERS

SHOULD CONTACT THEIR TAX PROFESSIONAL TO REVIEW BEFORE SUBMITTING.]

Attached is a form of election under Section 83(b) of the Internal Revenue Code and an accompanying IRS cover letter. Please fill in your social security number or taxpayer identification number and sign the election and cover letter, then proceed as follows:

(a)	Make three copies of the completed election form and one copy of the IRS cover letter.

(b)

Send the original signed election form and cover letter, the copy of the cover letter, and a self-addressed stamped return envelope to the Internal Revenue Service Center where you would otherwise file your tax return[1]. Even if an address for an Internal Revenue Service Center is already included in the forms below, it is your obligation to verify such address. This can be done by searching for the term “where to file” on www.irs.gov or by calling 1 (800) 829-1040.

Sending the election via certified mail, requesting a return receipt, with the certified mail number written on the cover letter is also strongly recommended.

(c)	Deliver one copy of the completed election form to Allogene Therapeutics, Inc..

(d)

Applicable state law may require that you attach a copy of the completed election form to your state personal income tax return(s) when you file it for the year of exercise (assuming you file a state personal income tax return).[2]

Please consult your personal tax advisor(s) to determine whether or not a copy of this Section 83(b) election should be filed with your state personal income tax return(s).

(e)	Retain one copy of the completed election form for your personal permanent records.

[1]

Note: Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files his or her tax return. As of October 2016, if you live in a foreign country or are a dual status alien (foreigners that will have lived both in their home country and the United States during the year in which they make the election) you should send the 83(b) election to Austin, TX 73301-0215. You can verify this is still the correct address at: http://www.irs.gov/uac/Where-to-File-Addresses-for--Taxpayers-and--Tax-Professionals-Filing-Form-1040.

[2]

Note: Pursuant to Treasury Regulations finalized in July 2016 (Treas. Reg. § 1.83-2(c); T.D. 9779), taxpayers are no longer required to submit a copy of a Code Sec. 83(b) election with their federal personal income tax returns for the year in which the property subject to the election was transferred. However, you are strongly encouraged to retain a copy of the completed election form and the IRS filed-stamped copy of your cover letter along with a copy of the federal personal income tax return for the year in which the property subject to the election was transferred for your personal permanent records in case you ever need to demonstrate proper and timely filing (a common requirement imposed by acquirers in M&A transactions).

Note: An additional copy of the completed election form must be delivered to the transferee (recipient) of the property if the service provider and the transferee are not the same person.

Please note that the election must be filed with the IRS within 30 days of the date of your restricted stock grant. Failure to file within that time will render the election void and you may recognize ordinary taxable income as your vesting restrictions lapse. The Company and its counsel cannot assume responsibility for failure to file the election in a timely manner under any circumstances.

SECTION 83(b) ELECTION

            , 201

Department of the Treasury

Internal Revenue Service

[City, State Zip]3

Re:	Election Under Section 83(b) of the Code

Ladies and Gentlemen:

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares. The following information is supplied in accordance with Treasury Regulation § 1.83-2:

1.	The name, social security number, address of the undersigned, and the taxable year for which this election is being made are:

Name:

Social Security Number:

Address:

Taxable year: Calendar year 201    .4

2.	The property that is the subject of this election: [#] shares of common stock of Allogene Therapeutics, Inc., a Delaware corporation (the “Company”).

3.	The property was transferred on: [●], 201 .

4.

The property is subject to the following restrictions: Some or all of the shares are subject to forfeiture or repurchase at less than their fair market value if the undersigned does not continue to provide services for the Company for a designated period of time. The risk of forfeiture or repurchase lapses over a specified vesting period.

5.

The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Treasury Regulation § 1.83-3(h)): $[●] per share x [#] shares = $[●]

6.	For the property transferred, the undersigned paid: $[●] per share x [#] shares = $[●].

[3]

Note: Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files his or her tax return. Assuming these are individual taxpayers who would file a Form 1040, see http://www.irs.gov/uac/Where-to-File-Addresses-for—Taxpayers-and—Tax-Professionals-Filing-Form-1040. Use the address in the row which includes the state in which the service provider lives and in the column entitled “And you ARE NOT enclosing a payment”.

[4]	Note: If an entity is the service provider, instead use “Fiscal year ending .”

7.	The amount to include in gross income is: $[●].[5]

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed and the transferee of the property. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Very truly yours,

[Name]

[5]	Note: This should equal the amount in Item 5 minus the amount in Item 6, and in many cases will be $0.00.

RETURN SERVICE REQUESTED

Department of the Treasury

Internal Revenue Service

[City, State, ZIP]

Re:	Election Under Section 83(b) of the Internal Revenue Code

Dear Sir or Madam:

Enclosed please find an executed form of election under Section 83(b) of the Internal Revenue Code of 1986, as amended, filed with respect to an interest in Allogene Therapeutics, Inc.

Also enclosed is a copy of the signed form of election under Section 83(b). Please acknowledge receipt of these materials by marking the copy when received and returning it in the enclosed stamped, self-addressed envelope.

Thank you very much for your assistance.

Very truly yours,

[Name]

Enclosures